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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71869) pertaining to the 1989 Stock Plan of S3, Inc. and Registration Statement (Form S-3 No. 333-17519) filed in conjunction with the Company's issuance of convertible subordinated notes and in the related Prospectuses of our report dated January 21, 1999, with respect to the consolidated financial statements and schedule of S3, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


San Jose, California
March 26, 1999